Exhibit (d)(2)

RIGHTS CERTIFICATE:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [    ], 2020

(THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON

REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

Great Elm Capital Corp.

Incorporated under the laws of the State of Maryland

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Great Elm Capital Corp.

Estimated Subscription Price: $4.52 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON SEPTEMBER 28, 2020, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of common stock, par value $0.01 per share (“Common Stock”), of Great Elm Capital Corp., a Maryland corporation, at an estimated subscription price of $4.52 per share (the “primary subscription right”), pursuant to a rights offering (the “offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Great Elm Capital Corp. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. As more fully described in the Prospectus, if any shares of Common Stock available for purchase in the offering are not purchased by other holders of Rights pursuant to the exercise of their primary subscription right (the “remaining shares”), any Rights holder that exercises its primary subscription right in full may subscribe for a number of remaining shares pursuant to the terms and conditions of the offering, subject to the limitations described in the Prospectus and subject to allotment (the “over-subscription privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the estimated subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Great Elm Capital Corp. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of Great Elm Capital Corp.’s duly authorized officers.

Dated: [    ], 2020

Chief Executive Officer	Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than by mail, hand or overnight courier to the address listed below will not constitute valid delivery.

If delivery by mail, hand or overnight courier

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your primary subscription right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the primary subscription right or the over-subscription privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the primary subscription right or over-subscription privilege, as applicable.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

I apply for	shares x	$4.52	= $
	(no. of new shares)	(estimated subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your primary subscription right in full and wish to subscribe for additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your over-subscription privilege:

I apply for	shares x	$4.52	= $
	(no. of new shares)	(estimated subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as subscription agent, for purposes of accepting subscriptions in this offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616, Beneficiary: American Stock Transfer, with reference to “American Stock Transfer as Subscription Agent for Great Elm Capital Corp.” and the Rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

Except as described in the Prospectus, shares of Common Stock will be issued in book entry form. If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with Great Elm Capital Corp. and provide to Great Elm Capital Corp. any and all information requested by Great Elm Capital Corp. in connection with the exercise of the Rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF GREAT ELM CAPITAL CORP. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, TOLL- FREE AT (888) 628-1041